LEASE

BETWEEN

GORHAM ISLAND ASSOCIATES, LIMITED PARTNERSHIP

&

AMERICAN ENERGY GROUP, LTD.

TABLE OF CONTENTS

EXHIBIT

A Legal Description
B Floor Plan
C Drawings for Improvements
D Rules & Regulations
E Rules for Third Floor Shared Conference Room

SCHEDULE

A Rent Schedule
B Subordination, Non-Disturbance and Attornment

LEASE between **GORHAM ISLAND ASSOCIATES, LIMITED PARTNERSHIP**, having an office in c/o Nevas, Nevas, Capasse & Gerard, 246 Post Road East, P.O. Box 791, Westport, Connecticut 06881-0791, party of the first part, hereinafter referred as "Landlord", and **AMERICAN ENERGY GROUP, LTD**, a Nevada corporation, with an office at One Gorham Island, Westport, Connecticut, party of the second part, hereinafter referred to as "Tenant");

WITNESSETH:

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

Definitions

For the purposes of this Lease, unless the context otherwise required:

Section 1.01. "Business days" shall exclude Saturdays, (except such portion thereof as is covered by the specific hours in Article 27 hereof), Sundays and legal holidays observed by the Federal Government of the State of Connecticut.

Section 1.02. "Governmental Authority" shall mean any federal, state, county, municipal or local government and all departments, commissions, boards, bureaus and offices thereof having or claiming jurisdiction over the Premises.

Section 1.03. "Lease Year" shall mean that period of 12 consecutive calendar months beginning on the Commencement Date, if the Commencement Date occurs on the first day of a calendar month, otherwise beginning on the first full calendar month immediately following the Commencement Date and each twelve calendar month period thereafter during the Term; provided, however, that in the event the Commencement Date is other than the first day of a calendar month, the first Lease Year shall include the period of time between the Commencement Date and such first day of the first full calendar month following the Commencement Date, and the last Lease Year shall contain such period of time as there is from the first day of the last Lease Year through the termination or expiration of this Lease.

Section 1.04. "Office", or "Offices", shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, or other stand, barber shop, or for other similar purposes, or for manufacturing.

Section 1.05. "Tenant Property" shall mean all fixtures, improvements, additions, and other property installed at the sole expense of Tenant, which are removable without material damage to the Premises and which are not replacements of any property of Landlord, whether any such replacement is made at Tenant's expense or otherwise.

Section 1.06. "Unavoidable Delays" shall mean any and all delays beyond Landlord's reasonable control, including, without limitation, delays caused by Tenant, governmental restrictions, regulations, controls, action, or preemption, strikes, labor disputes, lock-outs, shortage of labor or materials or reasonable substitutes therefor, acts of God, enemy action, civil commotion, riot or insurrection, fire or other unavoidable casualty or any other events similar to those enumerated in this Section 1.06 beyond the reasonable control of the Landlord. If Landlord, as a result of any of the aforementioned events, shall fail punctually to perform any term, covenant or condition on its

part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the Landlord, but only to the extent and for the time occasioned by such event.

Section 1.07. "Common Areas" shall mean all areas, spaces, facilities, equipment and signs from time to time made available by Landlord for the common and joint benefit and use of Landlord, Tenant and other Tenants and occupants of the Building and their respective employees, agents, customers and invitees. Common Areas may include, without limitation (but shall not be deemed a representation as to their availability), the sidewalks, parking areas, access roads, driveways, landscaped areas, stairs, ramps and elevators.

Section 1.08. "Interest Rate" shall mean a rate per annum equal to the lesser of (1) three percentage points above the rate publicly announced from time to time by Chase Manhattan Bank, N.A. (or its successor) as its so-called "prime rate" or (2) the maximum rate of interest permissible under applicable law, if any, with respect to the applicable amount payable hereunder.

Section 1.09. Reference to Landlord or Tenant being "in default hereunder" or words of like import shall mean that Landlord or Tenant, respectively, is in default in the performance of one or more of its material obligations hereunder.

Section 1.10. Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant" shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

Section 1.11. The term "repair" shall also include any restoration, rebuilding and replacement necessary to achieve and maintain good working order and condition or to restore the item to its original condition, as applicable in the circumstances.

Section 1.12. Reference to "termination of this Lease" and words of like import include the expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or pursuant to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Expiration Date and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature or under the circumstances can only be, or by the terms of this Lease may be, performed after such termination. Any liability for the making of a payment which shall have accrued with respect to any period ending at the time of termination shall survive the termination of this Lease.

Section 1.13. "Land" shall mean the parcel of land situated in the Town of Westport, County of Fairfield and State of Connecticut, more particularly described in Exhibit A attached hereto, on which is situated the Building.

Section 1.14. "Tenant's Proportionate Share" is 8.74%.

Section 1.15. "Town" shall mean the Town of Westport, Connecticut.

ARTICLE 2

DEMISED PREMISES; INITIAL TERM

Section 2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, Three Thousand Five Hundred Seventy-Four (3,574) rentable square feet of office space hereinafter described ("Premises") on the third floor penthouse of the building known as One Gorham Island, Westport, Connecticut. ("Building") together with the parking spaces identified in Article 35 hereof situated on a parcel of land ("Land") shown on Exhibit A attached hereto and made a part hereof, at Westport, Connecticut 06880, for the term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms, covenants and conditions (including limitations, restrictions and reservations) hereinafter provided.

Section 2.02. The Premises consist of the office space substantially as shown on the floor plans annexed as Exhibit B, together with all fixtures, equipment, improvements and appurtenances which, at the commencement of this Lease or at any time during the Term, are attached thereto or installed therein, other than Tenant's Property.

Section 2.03. The Premises are leased for a term ("Term") which shall commence on ("Commencement Date")(a) April 1, 2006; (b) shall end at 12 o'clock midnight on March 31, 2011 ("Expiration Date") unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to Law.

Section 2.04. If the 1st day of the Term of this Lease or any renewal thereof, falls on Sunday, this Lease shall expire at 12 o'clock noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at 12 o'clock midnight the preceding business day.

Section 2.05. Tenant waives any right to rescind this Lease or to recover any damages, which may result from Landlord's failure to deliver possession of the Premises on the Commencement Date.

ARTICLE 3

COMPLETION AND OCCUPANCY OF THE PREMISES

Section 3.01. Landlord agrees, at Landlord's expense to perform the work and make the installations in the Premises as set forth in Exhibit C ("Tenant Space Improvements"), at a cost not to exceed Fifteen Thousand Six Hundred Fifty and 00/100 ($15,650.00) Dollars. Said Landlord's Work shall be performed as soon as Lease is fully executed, promptly and diligently until completion.

Section 3.02. The Premises shall be deemed available for Tenant's occupancy (the "Occupancy Date") as soon as the following conditions have been met: (a) a certificate (temporary or final) permitting occupancy of the Premises has been issued by the applicable governmental authority, and (b) Landlord's Work, as defined in Exhibit C with respect to the Premises has been substantially completed (excluding any minor details of construction, decoration or mechanical adjustment which do not materially interfere with Tenant's use of such part of the Premises.

Section 3.03. Tenant by entering into occupancy of any part of the Premises shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to such part and that such part, except for minor details of construction, decoration and mechanical adjustment referred to above, was in satisfactory condition as of the date of such occupancy, unless

within ten (10) days after such date Tenant shall give written notice to Landlord specifying the respects in which the same was not in such condition.

ARTICLE 4

RENT

Section 4.01. A. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at the office of Landlord, or at such other place as Landlord may designate, the following rent to commence on May 1, 2006 ("Rent Commencement Date"):

(a) Annual Fixed Rent ("Fixed Rent") as shown on Schedule A annexed hereto and made a part hereof payable in equal monthly installments and (b) Additional Rent ("Additional Rent") consisting of all other sums of money as shall become due from and payable by Tenant hereunder, whether or not the same be designated as such, and shall be due and payable (unless provided to the contrary herein) on demand or together with the next succeeding installment of Fixed Rent, whichever shall first occur. Landlord shall have the same rights and remedies upon Tenant's failure to pay Additional Rent as for the non-payment of Fixed Rent. Landlord, at its election, shall have the right (but not the obligation), to pay for or perform any act which requires the expenditure of any sum of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within the applicable grace period, if any, provided herein, and in the event Landlord shall at its election pay such sums or perform such acts requiring the expenditure of monies, Tenant agrees to reimburse and pay Landlord such sums together with interest at the Interest Rate from the date of Landlord's expenditure of such sum to the date of repayment.

All additional rent payments shall be due within fifteen (15) days of receipt of invoice by Tenant, or with the next monthly rental payment, whichever shall last occur. If Tenant shall fail to pay when due any installment of Fixed Rent or Additional Rent, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Interest Rate. Tenant shall also pay to Landlord additional rent to cover Landlord's additional overhead and administrative costs and expenses arising out of such late payment in the amount of five (5%) percent of the delinquent payment. The provisions herein for the interest and late charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such interest and/or late charges, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated plus any applicable grace period. Neither the demand for, nor the institution of action to collect any rent or charges shall be construed as curing such default on the part of the Tenant.

B. There shall be no abatement of, deduction from, counterclaim or set off against Fixed Rent or Additional Rent.

Section 4.02. If the Expiration Date shall be any day other than the last day of a calendar month, Fixed Rent for the period between the last day of the last full calendar month of the Term and the Expiration Date shall be pro-rated on a per diem basis.

ARTICLE 5

USE

Section 5.01. Tenant shall use and occupy the Premises for offices for the named Tenant's business and for no other purpose. Tenant shall not occupy the premises with more than one person per every 200 square feet of rentable area. Tenant shall not use or occupy or suffer or permit the use or occupancy of the Premises or any part thereof in any manner which in Landlord's judgment shall adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of any part of the Building, or with the proper and economical part of the Building by any other tenant or occupant. Without limiting the foregoing, Tenant shall not use the Premises for the storage, preparation or consumption of food or beverages, except that which is incidental to Tenant's use as office space.

Section 5.02. Subject to 5.01 above, Tenant will not, at any time, use or occupy, or suffer or permit anyone to use or occupy the Premises in violation of any certificate of occupancy issued for the Building or the applicable zoning ordinance of the Town of Westport, after notice from Landlord.

Section 5.03. Tenant shall not place a load upon any floor of the Premises that exceeds the maximum allowable live floor load per square foot of fifty (50) pounds that such floor was designated to carry and which is allowed by certificate, rule, regulation, permit or law. Subject to the terms of the next preceding sentence, if Tenant wishes to place any safe, heavy machinery, heavy equipment, bulky matter or fixtures in the Premises, it may do so at its own expense, but Landlord reserves the right to prescribe their weight and position. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb vibration and noise and prevent annoyance or inconvenience to Landlord or any other tenant or occupants of the building

Section 5.04. Tenant shall not use or occupy, suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein or suffer or permit anything to be brought into or kept therein, which would in any way tend to or; (a) cause substantial or objectionable noise, (b) violate any laws or requirements of a Governmental Authority, (c) make void or voidable any insurance policy then in force with respect to the Building and Common Areas, (d) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of a Superior Mortgage, (e) cause, or be likely to cause, physical damage to the Building, Common Areas or any part thereof, (f) constitute a public or private nuisance, (g) impair the appearance, character or reputation of the building, (h) discharge objectionable fumes, vapors or odors into the Building's air conditioning system or into the Building's flues or vents or otherwise in such manner as may unreasonably offend other occupants, or (i) impair or interfere with any of the Building's services, including the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building, or occasion discomfort, annoyance or inconvenience to Landlord or any of the other tenants or occupants of the Building. The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any other Section of this Article or any of the Rules and Regulations referred to in Article 29.

ARTICLE 6

ALTERATIONS; IMPROVEMENTS

Section 6.01. Tenant shall make no alterations or changes in or to the Premises of any nature without Landlord's written consent, which consent shall not be reasonably withheld. When requesting such consent, Tenant shall deliver a set of plans to Landlord showing Tenant's proposed changes prepared by an architect licensed by the State of Connecticut, when required by law. Subject to the prior written consent of Landlord, and to the provisions of this Article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements, which meet all of the following criteria: (i) are non structural; (ii) do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises, (iii) are to be performed by using contractors or mechanics first approved by Landlord.

Section 6.02. All Improvements made to the premises by either party, including without limitation (excluding Tenant's personal property, furniture and furnishings, signs and moveable trade fixtures not constituting a permanent part of the Premises), all affixed lighting fixtures, heating, ventilating, air conditioning and other equipment and apparatus, and all pipes, ducts, conduits, wiring, partitions, railings and like installations installed in the Building at any time, either by Tenant, or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration or sooner termination of the Term, and shall become the property of the Landlord at such time unless Landlord, by notice to Tenant not less than twenty (20) days prior to the Expiration Date or prior termination date of this Lease, elects to have them removed by Tenant at the termination of the Lease term, in which event, such property shall be so removed from the Premises by Tenant forthwith, at Tenant's expense, except that if this Lease shall terminate pursuant to Article 17.01 hereof, such election shall be made by Landlord not more than five (5) days after such termination. Nothing in this Article shall be construed to prevent Tenant's removal of Tenant's property, but upon removal of any Tenant's property from the Premises, or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation, normal wear and tear excepted, and repair any damage to the Premises or the Building due to such removal. Tenant shall not assign, lien, encumber, hypothecate, pledge, chattel mortgage or create a security interest in and to or upon the Premises without first obtaining in each instance the prior written consent of Landlord. Any violation of the preceding sentence by Tenant shall be without force and effect and shall not be binding upon Landlord. Any alterations or changes that are made to the Premises with Landlord's approval shall not have to be returned to their original condition, excepting bathrooms or kitchens.

Section 6.03. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such worker's compensation, general liability, personal and property damage insurance as Landlord may require. Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of

mechanic's liens upon the real property on which the Premises are located, for all work, labor and services to be performed and all materials to be furnished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. Notwithstanding the foregoing, if any mechanics lien is filed against the Premises, or the Building, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by filing the bond required by law.

Section 6.04. Landlord's contractor (Contractor) shall have right to bid on the contract to perform any of the proposed alterations to the Premises, including without limitation the initial improvements to the Premises, and if Contractor's bid does not exceed the lowest bid of a contractor acceptable to Tenant, Contractor will have the right to perform the alteration work. Tenant shall promptly notify Landlord of the lowest acceptable bid. Moreover, if Contractor's bid exceeds the lowest bid of the acceptable contractor, Contractor shall have the right and privilege, to be exercised by notice in writing not more than five (5) days after Tenant notifies Contractor of the lowest acceptable bid, of performing the proposed alterations, and Contractor shall be compensated therefor at a price equal to said lowest bid. The Landlord shall have the unlimited right to approve any contractor engaged by the Tenant to perform any work.

ARTICLE 7

REPAIRS

Section 7.01. Landlord, at its expense, shall keep, maintain and repair in good condition the Building, both exterior and interior and the grounds surrounding the Building except for (i) those repairs which arise out of the fault or negligence of Tenant, (ii) those repairs for which Tenant is responsible pursuant to any provision of this Lease, (iii) repairs to Tenant's Property; provided, however, that Landlord shall have no obligation or liability for repairs until receipt of written notice from Tenant specifying the repairs required.

Section 7.02. Tenant shall, throughout the term of this Lease, take good care of the Premises and the fixtures and appurtenances and all damage or injury to the Premises, or to the Building's fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, acts, omissions, neglect or improper conduct of Tenant, Tenant's servants, employees, contractors, agents, invitees or licenses, or by the use or manner of use of the Premises by Tenant or any such person, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord. Tenant shall also repair all damage to the Premises caused by the moving of Tenant's fixtures, furniture, or equipment. All such repairs shall be of quality or class equal to the original work or construction. If Tenant fails after notice to proceed with due diligence to make repairs required to be made by Tenant, such repairs may be made by the Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be collectible as Additional Rent after the rendition of a bill or statement therefor. Tenant shall give Landlord prompt written notice of any defective condition in any plumbing, heating system, or electrical lines located in, servicing or passing through the Premises and following such written notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if such repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, contractors, employees, invitees or licensees as

aforesaid. Except as specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance, or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Premises, or in and to the fixtures, appurtenances or equipment thereof, unless such work is necessary as a result of the negligence of the Landlord, his employees, or agents.

ARTICLE 8

WINDOW CLEANING

Section 8.01. Tenant will not require, permit, suffer or allow the cleaning of any window in the Building from the outside without Landlord's prior written consent and unless the equipment and safety devices required by law, ordinance, rules and regulations are provided and used, and the Tenant hereby agrees to indemnify Landlord and Landlord's agents for all losses, damages or fines suffered by them as a result of the Tenant's requiring, permitting, suffering or allowing any window in the Building to be cleaned from the outside in violation of the requirements of the aforesaid laws, ordinances, regulations and rules.

ARTICLE 9

COMPLIANCE WITH LAWS

Section 9.01. Tenant, at Tenant's sole cost and expense, shall comply with all laws, statutes, rules, ordinances, orders, regulations and notices of Governmental Authorities, and of all insurance bodies, at any time duly issued or in force applicable to the Building or the Premises or to the use or occupation thereof.

ARTICLE 10

INSURANCE

Section 10.01. Tenant shall not do anything, or suffer, or permit anything to be done in or about the Premises, the Land, or Building which shall (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted on the Premises, or (b) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the Connecticut Board of Fire Underwriters and the Connecticut Fire Insurance Rating Organization or any similar body.

Section 10.02. If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, within fifteen (15) days of receipt of invoice by Tenant, or with the next monthly rental payment whichever shall last occur, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such act or omission on the part of Tenant.

Section 10.03. A. . Prior to the commencement of the Lease Term, if Tenant is then in possession, and at all times thereafter, Tenant shall obtain and keep in full force and effect, at its own cost and expense, (a) Public Liability Insurance, such insurance to afford protection in an amount of not less than $1,000,000 for personal injury

or death, and $1,000,000 for damage to property, protecting Landlord and Tenant as insured against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Premises or any part thereof; (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to Tenant's property for the full insurable value thereof, protecting Landlord, and Tenant as insured as their respective interests may appear; and (c) plate glass insurance covering the Premises.

B. Said insurance is to be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of Connecticut, which shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event Tenant agrees to pay the amount thereof, plus interest at the interest rate prescribed in Section 1.08, to Landlord on demand and said sum shall be in each instance collectible as Additional Rent on the first day of the month following the date of payment of Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable except upon twenty (20) days prior written notice to Landlord. On the Commencement Date, the original insurance policies or appropriate certificates shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall be deposited with Landlord to make certain that said insurance shall be in full force and effect during the Term.

Section 10.04. Each party agrees to include in each of its fire and extended coverage insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord and insuring Tenant's Property and business interest in the Premises (business interruption insurance), in the case of Tenant, against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against the other party, provided such waiver shall be obtainable without additional charge, unless the other party shall agree in writing to pay the insurer's additional charge therefor.

Section 10.05. Tenant hereby waives any right of recovery against Landlord for any loss occasioned by fire or other casualty which is an insured risk under such policies, and Tenant shall look solely to the proceeds of such policies for any loss occasioned by fire or other casualty which is an insured risk under such policies.

ARTICLE 11

SUBORDINATION OF LEASE

Section 11.01. This Lease shall, at Landlord's option, or at the option of any holder of any underlying lease or holder of any first mortgage or trust deed, be subject and subordinate to any such underlying leases and to any such first mortgage or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage or trust deed (collectively, the "Superior Mortgage"). Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first

mortgage or trust deed or by any of the Lessor's under such underlying leases, in the form annexed hereto as Schedule B. Tenant hereby appoints the Landlord Attorney-in-Fact irrevocably to execute and deliver any such instrument for the Tenant. If any underlying lease to which this Lease is subject terminates, Tenant shall, on a timely request, attorn to the owner of the reversion. If at any time prior to the termination of this Lease, Ground Lessor or Mortgagee or any person, or their successors or assignees (hereinafter "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession, foreclosure, deed in lieu of foreclosure, assignment or termination of the Ground Lease between Ground Lessor and Landlord, or otherwise, Tenant agrees to fully and completely attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease upon the then executory terms of this Lease. The foregoing provision shall inure to the benefit of any Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may cease and terminate upon the expiration and termination of the Ground Lease, shall be self-operative without any demand by any Successor Landlord, and no further instrument shall be required to give effect to said provision.

Section 11.02. Tenant shall not do or suffer or permit anything to be done which would constitute a default under the Superior Mortgage.

Section 11.03. Tenant agrees to execute and deliver to Landlord, within a reasonable period of time, any modifications of this Lease required or requested by the holder or potential holder of the Superior Mortgage provided such modifications do not (a) increase Tenant's obligations or liabilities pursuant to this Lease, or (b) decrease Tenant's rights under this Lease.

ARTICLE 12

NON-LIABILITY AND INDEMNIFICATION

Section 12.01. Neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others which is entrusted to employees of the Landlord, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or intentional acts of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants of the building or persons in, upon or about the Premises, or caused by operations in construction of any private, public or quasi-public work.

Section 12.02. Tenant shall indemnify and save harmless Landlord and its agents against and from all liabilities, losses, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys' fees, paid suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees, or the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant provided such use or occupancy or manner of use or occupancy of the Premises was negligent or improper or in violation of the terms of this Lease. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Landlord or its agents by reason of any such claim, Tenant, upon written

notice from Landlord, shall at Tenant's sole cost and expense, resist or defend such action or proceeding by counsel approved by Landlord in writing. Tenant's liability under this Section 12.02 extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. Tenant's obligations and liabilities under this Section 12.02 shall be subject to Tenant's receiving written notice of the claim in connection with which indemnification is sought, Tenant having a reasonable opportunity to defend against such claim, and Tenant receiving reasonable cooperation from the indemnified parties in connection with such defense. The liability of Tenant to indemnify Landlord or other indemnified party, as hereinabove set forth, shall not extend to any matter against which Landlord or such other indemnified party, as the case may be, shall be effectively protected by insurance. provided, however, that if any such liability shall exceed the amount of the effective and collectible insurance in question, the said liability of Tenant shall apply to such excess.

Section 12.03. Tenant shall pay to Landlord, within ten (10) days following rendition by Landlord to Tenant of bills or statements therefor, sums equal to losses, costs, liabilities, claims, damages and expenses referred to in Section 12.02. Tenant's obligations under this Article shall survive the Expiration Date or sooner termination of the Term.

Section 12.04. In any action brought to enforce the obligations of Landlord under this Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Building and Land and no such judgment shall be the basis of execution on, or be a lien on, assets of Landlord other than its interest in the Building. If successful, the Tenant shall be entitled to court costs and reasonable attorney's fees.

Section 12.05. Neither (a) the performance by Landlord, Tenant or others of any decoration, construction. repairs, alteration, additions or improvements in, to or on the Building, Common Areas, or the Premises, nor (b) the failure of Landlord or others to make any such decorations, repairs, alterations, additions or improvements, nor (c) any damage to the Premises or to Tenant's Property, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (d) any latent defect in the Building, Common Areas, or in the Premises, nor (e) any temporary covering of any windows of the Premises for any reason whatsoever, including Landlord's own acts, nor any permanent covering of any such windows if required by law, order or regulation of federal, county, state or municipal authorities or by any direction pursuant to law or any public officer, nor (f) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (e) shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant of any of its obligations under this Lease.

ARTICLE 13

DESTRUCTION, FIRE AND OTHER CASUALTY

Section 13.01. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

Section 13.02. If the Premises are partially damaged or rendered partially unusable, by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, so as to be used by the Tenant for its intended purpose, shall be apportioned from the day of casualty according to the part of the Premises which is usable provided however, the Tenant may conduct its business permitted under this Lease.

Section 13.03. If the Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

Section 13.04. If the Premises are rendered wholly unusable or (whether or not the Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it as it presently exists, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within sixty (60) days after such fire or casualty specifying a date for the expiration of the Lease, which date shall not be more than five (5) days after the giving of such notice, and upon the date specified in such notice the Term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to the date of such fire or other casualty and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of Section 13.02 and 13.03 hereof, with reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control.

Section 13.05. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof.

Section 13.06. If the Premises are totally damaged or rendered wholly unusable by any cause, and Landlord is unable for any reason whatsoever to repair and restore them for Tenant's occupancy and use within nine (9) months of the date of the casualty or other cause, Tenant shall have the right to terminate this Lease by written notice to Landlord, such termination to be effective as of the date the Premises became unusable. Immediately upon giving such notice, Tenant shall vacate the Premises and surrender them to Landlord.

Section 13.07. In the event of any loss or damage resulting from fire or other casualty, each party shall look first to any insurance in its favor before making any claim against the other party; and each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance and each party, for itself and its insured, waives all such insured claims against the other party.

Section 13.08. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

Section 13.09. Nothing herein contained shall relieve Tenant from any liability to Landlord in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

Section 13.10. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and any law providing for such a contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case.

ARTICLE 14

EMINENT DOMAIN

Section 14.01. If the whole of the Premises, or such part thereof as will render the remainder untenantable, shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the Expiration Date. If only a part of the Premises shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent and Additional Rent shall be an amount which bears the same ration to the Fixed Rent and any Additional Rent payable immediately prior to such condemnation pursuant to this Lease as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Building) bears to the value of the entire Premises immediately before the taking and Tenant's rent shall be adjusted accordingly. The value of the Premises before and after the taking shall be determined for purposes of this Section by an independent appraiser chosen and paid for jointly by Landlord and Tenant. If only a part of said Land and/or Building shall be so acquired or condemned, then (a) if the taking shall be of more than 25% of the Building or 35% of the Land, Landlord, at Landlord's sole option, may give to Tenant, within thirty (30) days next following the date upon which Landlord shall have received notice of vesting of title, ten (10) days notice of termination of this Lease, and (b) if the part of the Premises so acquired or condemned shall contain more than 10% of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation regardless of the percentage of the area of the Premises taken, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's sole option, may give to Landlord, within thirty (30) days next following the date upon which Tenant shall have received notice of the vesting of title, ten (10) days notice of termination of this Lease. In the event any such ten (10) day notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said ten (10) days with the same effect as if that date were the Expiration Date.

If a part of the Premises shall be so acquired or condemned, and this Lease shall not be terminated pursuant to the provisions hereof, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease pursuant to the provisions hereof, the Fixed Rent and Additional Rent shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 14.02. In the event of any such acquisition or condemnation of all or any part of the Premises, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained herein shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses and for the value of any Tenant's Property which would be removable at the end of the Term pursuant to the provisions of this Lease. The Tenant shall have the ability to claim against the condemning authority the value of the unexpired term of the lease of the subject premises, provided however, that it does not in any reduce or diminish the amount of the claim or award to the Landlord.

Section 14.03. If the temporary use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose during the term, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to pay the Fixed Rent and any Additional Rent in full in the event of any such condemnation or taking. Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Premises and the balance of any such award shall be apportioned between Landlord and Tenant as of the Expiration Date. At the termination of such public or quasi-public occupancy prior to the Expiration Date, Tenant will, at its own expense, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking. Notwithstanding the preceding provisions of this Section, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Premises shall be delivered forthwith to Landlord to be held by Landlord in trust for the making of payments by Tenant as provided in this Lease.

Section 14.04. If the grade of any street upon which the said Land is situated or abuts shall be changed by any competent authority, this Lease shall nevertheless continue in full force and effect, and Landlord shall be entitled to collect from such authority the entire award that may be made in such proceedings. Tenant hereby expressly assigns to Landlord all of its rights, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

ARTICLE 15

ASSIGNMENT, MORTGAGING AND SUBLETTING – LANDLORD'S RIGHT OF RECAPTURE

Section 15.01. Neither this Lease, nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representatives or successors in interest, by operation of law, or otherwise, and neither the Premises, nor any part thereof, nor any of Tenant's Property shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet, or be used or occupied, or permitted to be used or occupied, or utilized for desk

space for mailing privileges, by anyone other than Tenant, and its affiliates or its subsidiaries or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in each case, which consent shall not be unreasonably withheld. In the event that Tenant desires to assign this Lease, any proposed assignment must require Tenant's assignee to assume Tenant' obligations from and after the effective date of such assignment.

Section 15.02. In the event that Tenant shall desire to assign this Lease, or to sublease all or any portion of the Premises, Tenant shall notify Landlord in writing of such desire giving a description of the space to be assigned or subleased and stating the term of the proposed sublease ("Tenant's Request Notice"). Landlord shall then have the right, to be exercised by giving written notice to the Tenant within thirty (30) days after receipt of the Tenant's Request Notice, to recapture the space described in Tenant's Request Notice. Such recapture notice by Landlord shall terminate this Lease with respect to the space described in Tenant's Request Notice as of the date stated in Tenant's Request Notice. If Tenant's Request Notice shall cover all of the Premises and the Landlord shall give the recapture notice with respect thereto, the Term of this Lease shall end on the date stated in Tenant's Request Notice as if that date had been originally fixed for the expiration of the term. If this Lease be so terminated with respect to less than the entire Premises, the Fixed Rent and Additional Rent shall be proportionally adjusted on the basis of the number of square feet retained by the Tenant.

Section 15.03. If Landlord has not exercised its right of recapture pursuant to Section 15.02, Tenant shall submit a request notice in writing to Landlord asking for Landlord's consent to such assignment or subletting and giving the name of the proposed assignee or subtenant, the nature and character of its business, the terms and conditions of the proposed assignment or subletting, information as to the financial responsibility of the assignee or subtenant and such other information as Landlord may reasonably require. If Landlord has not replied, in writing, to Tenant's notice asking for consent within fourteen (14) business days after receipt thereof, Landlord's consent shall be deemed to have been given to Tenant's request. Provided Landlord consents to such subletting, Tenant shall share with Landlord on an equal 50/50 basis the net profit, if any, resulting from such subletting. As used herein "net profit" shall be the difference between the Fixed Rent and the Additional Rent payable by the Tenant hereunder during the sublease period, and the Fixed Rent and Additional Rent payable by the Subtenant to the Tenant during the said sublease period, less any reasonable expenses incurred by Tenant for the subleasing of the Premises. Tenant shall pay Landlord's reasonable attorney's fees incurred in reviewing any proposed assignment or sublease and accompanying materials and in preparing any consents thereto.

Section 15.04. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Fixed Rent and Additional Rent from the assignee. If the Premises or any part thereof shall be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect Fixed Rent and Additional Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 15.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging or subletting pursuant to any provision of this Lease shall not in any way be considered to

relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises, or any part thereof, by any person other than Tenant, nor any collection of Fixed Rent and Additional Rent by Landlord from any person other than Tenant as provided in this Article, nor any application of any such Fixed Rent and Additional Rent as provided in this Article shall, under any circumstances, relieve or release Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, except as provided in Section 15.02 in the event of a recapture by the Landlord.

ARTICLE 16

ACCESS: CHANGE IN FACILITIES

Section 16.01. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment of the Building, as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building, as it may deem necessary or desirable, provided any such change does not deprive Tenant of access to the Premises, interfere with the use of the Premises, nor reduce the area of the Premises in excess of two (2%) percent (provided an appropriate adjustment in Fixed Rent due to such reduction in the area of the Premises is made). In the event the parties are unable to agree as to whether or not such change deprives Tenant of access to the Premises or interferes with Tenant's use of the Premises, such dispute shall be determined in accordance with the provisions of Article 37 hereof.

Section 16.02. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Building, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Building, or damage the appearance thereof. Any dispute arising under this Section of 16.02 shall be determined by arbitration conducted pursuant to the provisions of Article 37 hereof.

Section 16.03. Landlord, or Landlord's agents, shall have the right to enter the Premises at all reasonable times and with the exception of an emergency with reasonable notice and reasonable accommodation by both Landlord and Tenant, for any of the purposes specified in this Article and (a) to examine the Premises or for the purpose of performing any obligation of Landlord, or exercising any right or remedy reserved to Landlord in this Lease; (b) to exhibit the Premises for re-leasing to others during the last year of the Lease; (c) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including the maintenance of all air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems as Landlord may deem necessary or desirable; (d) to take all materials into and upon the Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and (e) to alter, renovate and decorate the Premises at any time during the Term if Tenant shall have removed all or substantially all of Tenant's property from the Premises.

Section 16.04. The exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent or

Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents or upon the holder of the said Superior Mortgage.

ARTICLE 17

CONDITIONS AND LIMITATION

Section 17.01. This Lease and the Term and estate hereby granted are subject to the limitation that:

(a) If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property; or

(b) If, within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, and such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

(c) If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) days; or

(d) If Tenant shall default in the observance or performance of any material term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within ten (10) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of ten (10) days if Tenant (i) shall not promptly upon the giving of such notice, advise Landlord in writing of Tenant's intention to institute all steps necessary to remedy such situation; (ii) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remove the same, and (iii) shall not remedy the same within thirty (30) days, after the date of the giving of said notice by Landlord; or

(e) If any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, develop upon or pass to any person, firm or corporation other than Tenant except as is expressly permitted under Article 15; or

(f) If the Premises shall become deserted or abandoned for a period of thirty (30) consecutive business days; then in any of said events Landlord may give to Tenant notice of Landlord's intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease (whether or not the term shall have commenced) shall terminate upon the expiration of three (3) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

Section 17.02. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said Subsections (a) and (b) of Section 17.01 shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Section 17.01.

Section 17.03. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (11 U.S.C. Section 101 et seq.), Landlord's right to terminate this Lease shall be subject to the right of the Trustee in bankruptcy to assume or assign this Lease. To the extent permitted or allowed by law, the Trustee shall not have the right to assume or assign this Lease until the Trustee (i)promptly cures all defaults under the Lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides "adequate assurance of future performance", which shall mean, in addition to any other requirements of 11 U.S.C. Section 365(b)(3), that all of the following have been satisfied: (a) in addition to rent payable under the Lease, the Trustee shall establish with Landlord a security deposit equal to three month's Fixed Rent; (b) maintain said security deposit in said amount whenever it is drawn upon by Landlord; (c) Trustee must agree that Tenant's business shall be conducted in a first class manner; and (d) the use of the Premises cannot change. If all the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

ARTICLE 18

RE-ENTRY BY LANDLORD: REMEDIES

Section 18.01. If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent and such default shall continue for a period of ten (10) days, or if this Lease and the term shall terminate as provided in Article 17:

(a) Landlord and Landlord's agents may immediately, or at any time after such default or after the date upon which the Lease shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefore), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

(b) Landlord, at Landlord's option, may re-let the whole or any part or parts of the Premises, from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to re-let the Premises or any part thereof and shall in no event be liable for failure to re-let the Premises or any part thereof, or, in the event of any such re-letting, for refusal or failure to collect any rent due upon any such re-letting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or

otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such re-letting or proposed re-letting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Tenant shall be liable for the amount of all expenses incurred by Landlord in connection with such repairs, replacements, alterations, additions, improvements, decorations and other physical changes made by Landlord. Nothing contained herein shall be construed to relieve the Landlord's obligations to mitigate its damages to the extent and where required by law.

Section 18.02. Tenant waives any rights to (a) receive any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law, (b) redeem the Premises, (c) re-enter or repossess the Premises, or (d) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord, or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

Section 18.03. In the event of any material breach or threatened breach by Tenant or any persons claiming through or under Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

Section 18.04. If this Lease and Term shall terminate as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceedings or any other action or proceeding, then, in any of said events:

(a) Tenant shall pay to Landlord all Fixed Rent and Additional Rent to the date upon which this Lease and the Term shall have terminated or to the date of re-entry upon the Premises by Landlord, as the case may be;

(b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any of the sums due under subsection (a) above or at the Landlord's option against any damages payable by the Tenant;

(c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiencies between (i) the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as it was payable for the year immediately preceding such termination or re-entry) and (ii) the net amount, if any, of rents ("Net Rent") collected under any re-letting effected pursuant to the provisions of Section 18.01 for any part of such period (first deducting from the rents collected under any such re-letting all of Landlord's reasonable expenses in connection

therewith (i) Landlord's re-entry upon the Premises, (ii) the termination of this Lease and (iii) re-letting the Premises, such expenses to include all reasonable repossession costs, brokerage commissions, alteration costs and other expenses of preparing the Premises for such re-letting, as well as reasonable attorneys' fees and expenses incurred in recovering the premises, assisting in re-renting the premises, preparing leases or other documents, and time expended in the collection of any sums due. In addition to the above, the Landlord shall be entitled to interest at the rate of twelve (12%) percent per annum on the total amounts due under this Section from the date payment was due until the date of payment).

(d) Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord, from time to time, at its election;

(e) Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination of re-entry)exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of four (4%) percent per annum. If, before, presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been re-let by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such re-letting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting.

(f) In no event (i) shall Tenant be entitled to receive any excess of such Net Rent over the sums payable by Tenant to Landlord hereunder, or (ii) shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a re-letting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

<u>Section 18.05.</u> A. If this Lease be terminated as provided in Article 17 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:

(a) That the Premises shall be, upon such earlier termination of reentry, in the same condition as that in which Tenant has agreed to surrender them to Landlord at the expiration of the Term hereof;

(b) That Tenant, on or before the occurrence of any event of default, shall have performed every covenant contained in the Lease for the making of any improvement, alteration or betterment of the Premises, or for restoring or rebuilding any part thereof; and

(c) That, for the breach of either subdivision (a) or (b) of this subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for damages therefor, the then cost of performing such covenant, plus interest thereon at the interest rate defined in Section 1.08 for the period between the occurrence of any event of default and the time when any such work or act, the cost of which is computed, should have been performed under the other provisions of this Lease had such event of default not occurred.

B. Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on other provisions of this Lease or the use and occupancy of the Premises by Tenant, and the performance of any such covenant shall not be considered to be rent or other payment for the use of the Premises. It is understood that the consideration for the covenants in this Section is the making of this Lease, and the damages for failure to perform the same shall be deemed to be in addition to and separate and independent of the damages accruing by reason of default in observing any other covenant contained in this Lease.

Section 18.06. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

Section 18.07. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity by statute or otherwise.

Section 18.08. Any Fixed or Additional Rent not paid by Tenant within ten (10) days after the due date thereof shall thereafter be payable with interest at the Interest Rate from the due date of payment, and any other damages owed by Tenant under this Article shall be paid with interest at the Interest Rate from the due date to the date of payment.

ARTICLE 19

CURING TENANT'S DEFAULTS, FEES AND EXPENSES

Section 19.01. If Tenant shall default in the observance or performance of any term, covenant, or condition of this Lease on Tenant's part to be observed or performed, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in case of emergency and in any other case if such default continues after ten (10) days from the date of the giving by Landlord to Tenant of notice of its intention so to do. Landlord may enter the Premises at any reasonable time to cure any default. Bills for any expense incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect Fixed Rent or Additional Rent, or other charge or any part thereof, or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered by Landlord to Tenant and any charges for services provided under this Lease, may be sent by Landlord to Tenant monthly or immediately, and shall be due and payable in accordance with the terms of said bills and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent. Any such bill shall be payable with interest at the interest rate defined in Section 1.08 from the date Landlord incurs the charge or expense to the date of payment by Tenant to Landlord. Tenant's obligations under this Section shall survive the Expiration Date or sooner termination of the Term.

ARTICLE 20

SURRENDER

Section 20.01. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall, at its own expense, quit and surrender the Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all improvements which have been made upon the Premises (except as otherwise provided for in this Lease). Tenant shall remove from the Premises and the Building all of Tenant's Property and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Building occasioned by such removal.

Section 20.02. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under any applicable law in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Article.

Section 20.03. Any Tenant's Property or other personal property which shall remain in the Premises after the Expiration Date, or the date or sooner termination of this Lease, shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than twenty (20) days after the Expiration Date, or the date of sooner termination of the Lease, promptly remove the Building any Tenant's Property or other personal property, at Tenant's own cost and expense.

Section 20.04. If the Premises are not surrendered at the expiration of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on such delay.

Section 20.05. Tenant's obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.

ARTICLE 21

QUIET ENJOYMENT

Section 21.01. Landlord covenants and agrees with Tenant that upon Tenant's paying the Fixed Rent and Additional Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, without hindrance or molestation by Landlord, subject, nevertheless, to the terms and conditions of this Lease and to the ground leases, underlying leases, and the Superior Mortgage hereinbefore mentioned.

ARTICLE 22

FAILURE TO GIVE POSSESSION

Section 22.01. If Landlord is unable to give possession of the Premises on the date of the commencement of the term hereof because the Building has not been sufficiently completed to make the Premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the Premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into possession of the Premises, or to occupy premises other than the Premises prior to the date specified as the commencement of the Term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent.

ARTICLE 23

WAIVER

Section 23.01. In the event Landlord commences any summary proceeding or other action for non-payment of rent, Tenant covenants and agrees that it will not interpose any counterclaim of whatsoever nature or description in any such proceeding. To the extent permitted by applicable law, Landlord and Tenant hereby covenant and agree that they will not interpose any counterclaim of whatsoever nature or description in any action arising out of, or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use and occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

Section 23.02. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

Section 23.03. The provisions of this Article shall survive the expiration or any sooner termination of this Lease.

ARTICLE 24

NO OTHER WAIVER

Section 24.01. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease, or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature or otherwise. The manner of enforcement, or the failure of Landlord to enforce any of the Rules and Regulations against the Tenant shall not be deemed a waiver of any such Rules and Regulations.

Section 24.02. The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

(a) No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease, or a surrender of the Premises.

(b) The receipt or acceptance by Landlord of rents with knowledge of a breach by Tenant of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.

(c) No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct Fixed Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment, be deemed to effect or evidence, an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, or pursue any other remedy in this Lease, or at law provided.

ARTICLE 25

INABILITY TO PERFORM

Section 25.01. This Lease and the obligations of Tenant to pay Fixed Rent and Additional Rent and perform all of the terms, covenants on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delays, is (a) unable to fulfill any of its obligations under this Lease, or (b) unable to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or (c) unable to make or is delayed in making any repairs, replacement, additions, alterations or decorations, or (d) unable to supply, or is delayed in supplying, any equipment or fixtures. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, Landlord shall be under no obligation to pay overtime labor rates.

ARTICLE 26

BILLS AND NOTICES

Section 26.01. Except as otherwise in this Lease provided, a bill, statement, notice or communication which Landlord may desire, or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by prepaid registered or certified mail or fax addressed to Tenant at the Building, attention Pierce Onthank, President or at the last known business address of Tenant or such other address as Tenant shall designate by written notice, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement, and of the giving of such notice, or communication, shall be deemed to be the time when the same is delivered to Tenant, or two (2) days after mailed or left at the premises as herein provided. Any notice, request or communication by Tenant to Landlord must be served by prepaid registered or certified mail, return receipt requested, or by fax addressed to Landlord at the address first hereinabove given, or at such other address as Landlord shall designate by written notice, and such notice, request or other communication shall be deemed to have been properly given and received on the second day after the date it is mailed.

ARTICLE 27

UTILITIES AND SERVICES

Section 27.01. As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide: (a) necessary elevator facilities on Business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) year round air conditioning system capable of providing and maintaining criteria on Business Days from 8:00 a.m. to 6:00 p.m., as follows:

Design Condition	Inside Condition	Outside Condition
Cooling Cycle	78 degrees D.B.F.	95 degrees D.B.F.
	50% R.H.	75 degrees W.B.F.
Heating Cycle	68 degrees F	0 degrees F

(These design standards are based on an occupancy of not more than one person per 100 sq. ft. and a total connected load not to exceed 3.5 watts per square foot for lighting and standard electrical office power, subject to the recommendations of any Governmental Authority for the purpose of conserving energy.); (c) if Tenant requires air conditioning/cooling or ventilation for more extended hours, or on Saturdays, Sundays or holidays, Landlord will furnish the same at Tenant's expense; (d) water for drinking and ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes, or in unusual quantities (of which fact Landlord alone shall be the sole judge), Landlord may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption and Tenant shall pay for water consumed as shown on said meter as Additional Rent as and when bills are rendered, and on Tenant's default in making such payment, Landlord may pay such charges and collect the same from Tenant. Such a meter shall also be installed and maintained at Tenant's expense if required by law or Governmental Order; (e) cleaning service for the Common Areas of the Building on Business Days at Landlord's expense, provided the Premises are kept in order by Tenant. Tenant shall pay Landlord the cost of removal of Tenant's refuse and rubbish from the Common Areas if such refuse or rubbish is generated in excess of normal office use (such as heavy computer printouts). Tenant shall pay the cost of cleaning services for the Premises.

Landlord shall have no responsibility, or liability, for failure to supply the services agreed to herein unless due to an affirmative deliberate act or recklessness of Landlord not otherwise excused or permitted under the terms of the Lease. Landlord reserves the right to stop services of heating, elevators, plumbing, air conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or essential in the judgment of Landlord for as long as may be reasonably required by reason thereof, or by reason of strikes, accidents, laws, orders or regulations, or any other reason beyond the control of Landlord. Landlord agrees to complete such repairs, alterations, replacements or improvements with

reasonable dispatch if within the control of Landlord. Landlord shall have no responsibility or liability for failure to supply services agreed to herein as a result of Unavoidable Delays.

Section 27.02. The Tenant shall pay Tenant's Proportionate Share (Tenant Electric) of all electric charges for lighting, heating, cooling, power and the like, used, rendered to, supplied upon or in connection with the Premises and the Common Areas of the Building (Full Building Electric) either directly to the utility company or to the Landlord and shall indemnify the Landlord against any liability or damages on such account. The Tenant agrees to pay Landlord on a monthly basis in advance, the sum of Seven Hundred forty-four and 58/100 ($744.58) Dollars, being Two Dollars ($2.50) and 50/100 per square foot of the Premises, or Eight Thousand Nine Hundred Thirty-Five ($8,935.00) Dollars annually as Additional Rent at the same time as the Fixed Rent is paid hereunder. At Landlord's option the Tenant shall make the electric payment directly to the utility company. At the end of each year, the annual cost of the Full Building Electric will be calculated and multiplied by Tenant's Proportionate Share to determine Tenant Electric. If Tenant Electric is determined to be more than the Two Dollars ($2.50) and 50/100 per square foot paid by Tenant on account, Tenant will be required to pay the difference between the Two Dollars ($2.50) and 50/100 per square foot and the actual cost, of Tenant Electric. Landlord will promptly refund any overage paid by Tenant if it is found that Tenant has overpaid during the period Tenant was paying electric based on Two Dollars ($2.50) and 50/100 per square foot. If Tenant requires electricity for extended hours or on non-business days, or if Tenant consumes electricity in unusual quantities of which Landlord alone shall be the sole judge ("Tenant's Excess Electricity"), Tenant shall pay the cost of Tenant's Excess Electricity as Additional Rent within ten (10) days of being billed.

Section 27.03. Landlord, at Landlord's election, may at any time either prior to the Commencement Date or during the Term of this Lease, at Landlord's sole cost and expense, cause the Premises to be separately metered or submetered for electricity. Tenant shall pay all electric charges for air-conditioning, light, heat, power and the like, used, rendered, supplied to, upon or in connection with the Premises, directly to the utility company supplying the same, and shall indemnify and hold Landlord harmless from any and all expense arising out of the use of electricity for the Premises during the Term of this Lease.

Section 27.04. In the event Landlord does not cause the Premises to be separately metered or submetered for electricity, Landlord may, at any time, from time to time, elect to install, at Landlord's sole cost, and use "check meters" to measure Tenant's actual consumption of electricity. In the alternative, Landlord may, at any time and from time to time, at its sole cost, elect or employ a reputable utility consultant to make a survey of the Tenant's connected electric loads and the manner of their operation in the Premises and to determine, based upon an estimate of average monthly usage, Tenant's consumption of electricity. In the event Landlord elects to use "check meters" or to employ a utility consultant to determine Tenant's consumption of electricity, then, in either of such events, Tenant shall pay to Landlord in lieu of payments under Section 27.02 hereof, as Additional Rent, monthly, for the electricity so consumed by Tenant as measured by such "check meters", or said utility consultant, as the case may be, at the same rates, including demand and consumption charges and taxes, payable by Landlord for the same.

Section 27.05. Tenant shall maintain, at Tenant cost: (i) all telephone ducts and equipment in the Premises; and (ii) all moveable partitions installed by Tenant during the Term of this Lease.

Section 27.06. Tenant shall, at Tenant's sole cost and expense, comply with any and all requirements of any statute, rule, ordinance, order, regulation or notice of any Governmental Authority relating to the recycling of waste generated by tenants of the Building (collectively, the "Recycling Laws"), including, without limitation, Connecticut Public Act 87-544 and the regulations promulgated thereunder. Without limiting the generality of the foregoing, Tenant shall, at Tenant's sole cost and expense, separate all solid waste in accordance with, and otherwise comply with, the requirements of such Recycling Laws and any recycling plan in effect from time to time in the Building; and, in the event Landlord is required to separate any solid waste generated by Tenant or Landlord otherwise incurs any costs or expenses in connection with the recycling of Tenant's solid waste, Tenant shall reimburse Landlord for all such costs and expenses within ten (10) days after Tenant's receipt of a bill therefor from Landlord.

ARTICLE 28

Terrace Cleaning and Maintenance

Section 28.01. Tenant agrees to clean and maintain the Terrace adjacent to its Premises which includes the north landscaped area, expressly excluding all structural repairs thereto unless due to fault or negligence of Tenant, its agents or employees.

ARTICLE 29

RULES AND REGULATIONS

Section 29.01. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with such reasonable Rules and Regulations (Exhibit D) and Landlord, or Landlord's agents, may from time to time adopt. Notice of any such Rules or Regulations shall be given in such manner as Landlord may elect. The right to dispute the reasonableness of any such Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Landlord within ten (10) days after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations, provided the Rules and Regulations are at all times enforced in a non-discriminatory and uniform manner.

ARTICLE 30

TAX ESCALATION; ADDITIONAL RENT

Section 30.01. Base Tax Amount for Land and Buildings: For the purpose hereof, the "Base Tax Amount for Land and Building" will be a sum determined by multiplying the tax mill rate in effect on July 1, 2006 in the Town of Westport times the fully assessed value of the Land and the Building on the list of October 1, 2005.

Section 30.02. Starting on July 1, 2007 and for each and every fiscal Town of Westport year thereafter during the Term of this Lease, Tenant agrees to pay to the Landlord as Additional Rent in monthly installments the amount by which the Premises and its 8.74% portion ("Tenant's Proportionate Share") of the real estate taxes and assessments and other governmental levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind, levied or assessed in any one year exceeds Tenant's Proportionate Share of the Base Tax Amount for Land and Building as described above. Any amount due to Landlord under the provisions of this Article shall be paid to the Landlord upon the rendition of a bill therefor to Tenant. Landlord shall, at the time of the rendition of such bill, submit to the Tenant the bill received from the taxing authorities, or a photostatic copy thereof.

Section 30.03. Should the method of levying taxes against real estate be changed as, for example by the state levying a state wide real estate tax, Tenant agrees to pay the Landlord as Additional Rent the amount by which its portion of the real estate tax levied in any one year (the combined total of the local and state taxes, for example), exceeds its portion of the Base Tax Amount for Land and Building as described above. This provision is not meant to include any taxes levied against the Landlord as a partnership, or business operations tax as distinct from real estate taxes.

ARTICLE 31

INCREASE IN OPERATING EXPENSES; ADDITIONAL RENT

Section 31.01. As used herein:

(a) "Operational Year" shall mean each calendar year after the Base Expense Year as hereinafter defined.

(b) "Base Expense Year" shall mean the calendar year 2006.

(c) "Base Expenses" shall mean the Cost of Operation and Maintenance for the Base Expense Year.

(d) "Landlord's Statement" shall mean an instrument containing a computation of any Additional Rent due pursuant to the provisions of Article 30 or this Article.

Section 31.02. Any payments of Additional Rent due from, or refunds due to, Tenant hereunder for any period of less than a full Lease Year, or any adjustment required due to the change in the area of the Premises, shall be equitably prorated to reflect any such event.

Section 31.03

(a) Within one hundred twenty (120) days after the expiration of the Base Expense Year and each Operational Year, Landlord shall furnish Tenant a written detailed statement prepared by Landlord of the "Cost of Operation and Maintenance" (as hereinafter defined) incurred for such Year. Within thirty (30) days after receipt of such statement for any Operational Year setting forth Tenant's Proportionate Share of any increase of Cost of Operation and Maintenance during such Operation Year over the Base Expenses (said increase being referred to herein as the "Cost Increase"), Tenant shall pay same to Landlord as Additional Rent.

(b) Commencing with the first Operational Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the increase of "Cost of Operation and Maintenance" (as defined in Section 31.07 hereof) over the Base Expenses.

Section 31.04. If the Term shall expire on a date other than December 31st, any Additional Rent for the Lease Year in which the date of expiration of the Term shall occur shall be apportioned in the percentage which the number of days in the period from January 1st of such Lease Year to such date of expiration, both inclusive, shall bear to the total number of days in the calendar year in which such expiration occurs.

Section 31.05. Landlord's failure to render Landlord's Statement under Article 30 or this Article with respect to any Operational Year or Tax Year, or Landlord's delay in rendering said Statement beyond a date specified herein, shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Operational year or Tax Year. The obligations of Landlord and Tenant under the provisions of Article 30 or this Article with respect to the Additional Rent shall survive the expiration or any sooner termination of the Term.

Section 31.06. Any Additional Rent payable pursuant to Article 30 or this Article shall be collected by Landlord in the same manner as Fixed Rent, and shall have the same remedies for non-payment thereof as Landlord has hereunder for non-payment of Fixed Rent.

Section 31.07. As used herein, the term "Cost of Operation and Maintenance" shall mean all costs and expenses incurred by Landlord with respect to the operation, maintenance and repair of the Building and the Common Areas, including without limitation, the following operating costs and expenses attributable to the Building, as determined under the accrual method of accounting, subject to the limitations herein set forth.

(i) wages, salaries or other compensation for the following classes of employees or agents of Landlord performing services in connection with the operation of the Land and Building, allocated to the extent such services

are performed in connection with the operation of the Land and Building (but not including leasing commissions paid to agents of Landlord or other brokers or any other person whatsoever):

(A) management of fees of the managing agent, if any, for the Building, but if there should be no managing agent, then the wages and salaries of Building Department heads and assistants and the clerical and accounting staff attached to the superintendent's office, provided, however, that the total wages and salaries aforesaid shall not exceed those which would be paid by a reasonably prudent operator of a comparable office building located in the Town of Westport and provided further that such fees and salaries shall include off-premises supervisory personnel;

(B) superintendent of the Building;

(C) window cleaners, porters, janitors, cleaners, dusters, sidewalk shovelers and miscellaneous handymen to the extent of work performed for the Building;

(D) watchmen, caretakers and persons engaged in patrolling and protecting the Land and Building;

(E) carpenters, engineers, firemen, mechanics, electricians, plumbers and persons engaged in the operation and maintenance of the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building;

(ii) the uniforms of employees specified in (B), (C) and (D) of subsection (i) and the cleaning and pressing thereof;

(iii) repairs to and physical maintenance of the Building and the cost of supplies, tools and equipment used in connection therewith, including the cost of employing outside contractors in such connection;

(iv) premiums and other charges incurred by Landlord with respect to the following insurance on the Land and Building;

(A) fire and extended coverage insurance, including wind, storm, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance, including replacement value coverage;

(B) public liability insurance;

(C) elevator insurance;

(D) worker's compensation insurance for all employees specified in (A), (B), (C) and (D) of subsection (i);

(E) boiler, sprinkler leakage, water damage, water damage legal liability and pilferage insurance on Building equipment and materials;

(F) health, accident and group life insurance on employees enumerated in (A), (B), (C) and (D) of subsection (i), if carried during the Base Period for Operating Costs; and

(G) insurance, except rent insurance and war damage insurance and rent or use and occupancy or rental value insurance, not carried during the Base Period for Operating Costs but which the holder of any mortgage affecting the Premises or the Building and the Land might in the future require to be carried under the terms of such future mortgage but only to the extent of the excess of the cost thereof over the cost that would have been incurred under the terms of such future mortgage.

(v) costs of trucks and other vehicles used in maintaining the Building and Land, and snow removal;

(vi) costs incurred in connection with the inspection, maintenance, and servicing of elevator, electrical and mechanical equipment and the cost of supplies and equipment used in connection therewith;

(vii) water charges;

(viii) payroll taxes, federal and state unemployment taxes and social security taxes payable in connection with the employment of any of the employees specified in (A), (B), (C) and (D) of subsection (i);

(ix) cost of stationery, supplies and other materials required for routine operation of the superintendent's office;

(x) sales and excise taxes on goods and services provided by Landlord to properly manage, operate, or maintain the Building and equipment;

(xi) advertising and promotion expenses, fees and expenses for outside auditors and accountants, and legal and arbitration fees, costs and disbursements, excepted from the exclusions in subparagraphs (x), (xi) and (xii) of subsection 31.01(c);

(xii) the cost of maintaining the parking area in good order and repair (including drainage of surface areas, paving, striping, lighting, snow and rubbish removal);

(xiii) cost of installing paper towels, tissue and hand soap for men's and women's toilets;

(xiv) intentionally deleted;

(xv) operating costs included in Base Period Operating Expense and Lease Year Operating Expense shall be "net" only and for that purpose shall be deemed reduced by the amounts of any insurance

reimbursement, other reimbursement, recoupment, payment, discount, credit, reduction, allowance, or the like, received or receivable by Landlord in connection with such operating costs.

Section 31.08 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE NO EXPENSE INCURRED FOR THE FOLLOWING SHALL BE INLCUDED IN THE COST OF OPERATION AND MAINTENANCE.

(i) work performed in accordance with the approved plans and specifications for the Building and for Tenant's space;

(ii) changes for tenants;

(iii) interior painting and other work which Landlord has agreed or shall agree to perform within the space demised to Tenant;

(iv) items for which Landlord may be compensated by insurance or otherwise;

(v) additions to the Building subsequent to date of original construction;

(vi) repairs and replacements properly classified as capital expenditures not including, however, the replacement and maintenance of operating components of the building systems;

(vii) all work and services done or provided for tenants other than work and services normally done or provided for tenants by a reasonably prudent operator of a comparable office building;

(viii) costs of any repairs or rebuilding occasioned by fire or other casualty whether or not compensated by insurance;

(ix) repairs or rebuilding necessitated by condemnation;

(x) advertising and promotion expenses except for reasonable costs in connection with procurement of Building operating personnel;

(xi) fees and expenses of outside auditors and accountants except for the cost of public accounting resulting from the routine operation of the Building;

(xii) all legal and arbitration fees, costs and disbursements except for legal expenses incurred in the routine operation of the Building;

(xiii) expenses of redecorating and renovating space for new tenants;

(xiv) expenses caused by any violation of the terms of any lease by Landlord or by any tenant or occupant of the Building, or caused by any use of space in conflict with the use contemplated by any certificate of occupancy; and

(xv) interest on mortgage or mortgages for the Building and Land.

Section 31.09. If the parties are unable to agree whether or not a particular cost or expense is properly included as part of the Cost of Operation and Maintenance, such dispute shall be determined by arbitration conducted in accordance with the provisions of Article 37 hereof. In computing Base Expenses, any expense incurred below the prevailing market price or prevailing cost which would have been paid therefor by a reasonable prudent operator of a comparable office building located in the Town of Westport shall be deemed to have been incurred in an amount equal to such prevailing market price or prevailing cost.

Section 31.10. Each Landlord's Statement delivered by Landlord under Article 30 or this Article shall be conclusive and binding upon Tenant, unless within thirty (30) days after receipt of such Landlord's Statement, Tenant shall notify Landlord that it disputes the correctness of Landlord Statement, specifying the respect in which Landlord' Statement is claimed to be incorrect. Pending the determination of such dispute (which dispute shall be determined by arbitration conducted in accordance with the provisions of Article 37 hereof), Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to Tenant's position in any legal proceeding commenced by Tenant.

ARTICLE 32

Directory

Section 32.01. Tenant shall have the right to be listed on the lobby directory, and to be listed on the 3rd floor entrance to the Premises.

ARTICLE 33

OPTION TO EXTEND OR RENEW LEASE

Section 33.01. Provided this Lease is in full force and effect and Tenant is not in default hereunder either at the time of exercising its option to extend the Lease Term, or at the effective date of extension, Tenant shall have the right, at its option, to extend the term of this Lease beyond the initial Term for a further term of five (5) years from April 1, 2011 until March 31, 2016 ("Extension Term") upon the same terms, covenants and conditions set forth in this Lease, except:

(a) The annual Fixed Rent starting April 1, 2011 and for each succeeding year, or part thereof, during the Extension Term (herein "the Extension Term Fixed Rent") shall be as shown on Schedule A annexed hereto and made a part hereof, monthly installments shall be paid in advance on the first day of each and every calendar month during such Extension Term.

Section 33.02. The Tenant shall notify the Landlord in writing prior to July 1, 2010 as to whether it intends to exercise the option provided for in this Article 33. Time shall be of the essence in connection with such notification. In the event Tenant does not so notify Landlord that it intends to exercise this option, this option shall then become and be null and void.

Section 33.03. Provided Tenant is not in default under any of the terms of this Lease, nor has been in default more than two times in any single Lease Year, Landlord agrees to notify Tenant of any adjacent space in the Building that becomes available.

ARTICLE 34

BROKERAGE

Section 34.01. Tenant represents that in the negotiation of this Lease, it dealt solely with the brokerage firm, Marc Nevas Real Estate, Inc. (Listing Broker) and Atlantic Realty Advisors, LLC. (Leasing Broker). Tenant hereby agrees to indemnify Landlord and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and reasonable attorney's fees. Landlord shall have no liability for brokerage commissions arising out of a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of a sublease by Tenant. Landlord shall pay any commissions due and owing to the broker(s) identified in the Lease, pursuant to separate agreement.

ARTICLE 35

PARKING SPACES

Section 35.01. The Tenant shall be entitled to a total of nine (9) unreserved parking spaces to be used by Tenant and Tenant's guests at any one time and two (2) reserved parking spaces close to the building at no additional cost to the Tenant.

ARTICLE 36

COMPLETION OF PREMISES

INTENTIONALLY DELETED

ARTICLE 37

ARBITRATION

Section 37.01. The parties hereto shall not have been deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease and in no other case or cases.

Section 37.02. Every dispute between the parties which is expressly provided in this Lease to be determined by arbitration shall be resolved in the manner set forth in this Article.

Section 37.03. The party desiring arbitration shall give written notice to that effect to the other party, specifying in said notice the name and address of the person designated to be an arbitrator on its behalf. Each person designated to be an arbitrator under this Article 37 shall be a disinterested party unaffiliated with either Landlord or Tenant and shall have at least ten (10) years' experience in the commercial real estate industry. Within fifteen (15) days after the service of such notice, the other party shall give written notice to the first party specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within or by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within thirty (30) days after the second arbitrator is appointed, the said two arbitrators shall not agree upon the resolution of the question in dispute, they shall themselves appoint a third arbitrator; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party may apply to the Superior Court of the State of Connecticut, Stamford-Norwalk Judicial District, at Stamford (the "Superior Court") for the appointment of such third arbitrator, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment. The three arbitrators so chosen shall render their decision and award, upon the concurrence of at least two (2) of their number, within thirty (30) days after the appointment of the third arbitrator. Any arbitration proceeding conducted hereunder shall be held in Westport, Connecticut. The decision of the arbitrators shall be final and binding on the parties. Any arbitration shall be conducted under the Commercial Rules of the American Arbitration Association then pertaining. The decision and award of the arbitrators shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be entered upon the determination and award made by the arbitration in any court of competent jurisdiction and may be enforced in accordance with the laws of the State of Connecticut.

Section 37.04. If for any reason whatsoever the written decision and award of the arbitrators shall not be rendered within the time limits set forth in Section 37.03 hereof, either party may apply to the Superior Court or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the matter in dispute consistently with the provisions of this Lease.

Section 37.05. Each party shall pay the fees and expenses for one of two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts and presentation of proof.

Section 37.06. Notwithstanding anything to the contrary elsewhere provided in the Lease, if the subject matter of a dispute which is provided in this Lease to be determined by arbitration is one which would directly affect the liability of an insurer under any of the policies of insurance referred to in Article 10 hereof, and the party which is the insured under such policy so notifies the other party, then unless such insurer gives its prior written consent to the determination of such matter by arbitration pursuant to the provisions of this Lease, such dispute shall not be determined by arbitration and the parties shall be limited to such other remedies as they may have hereunder, at law, equity or otherwise.

ARTICLE 38

PARTIES BOUND

Section 38.01. The terms, covenants and conditions contained in this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 15 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 17.

Section 38.02. The obligations of Landlord under this Lease shall no longer be binding upon Landlord named herein after the sale, assignment or transfer by Landlord named herein (or upon any subsequent landlord after the sale, assignment or transfer by such subsequent landlord) of its interest in the Premises as owner or lessee, and in the event of such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of Landlord's entire interest in the Premises shall be deemed a transfer for the purposes of this Section.

Section 38.03. In connection with the provisions of this Lease and the obligations and covenants of Landlord herein set forth, if Landlord or any successor in interest be an individual, joint venture, tenancy-in-common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals (all of which are referred to below, individually and collectively, as an "unincorporated landlord"), then anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such unincorporated landlord in the Land and Building for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of such unincorporated landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

Section 38.04. Nothing contained in this Lease shall be deemed to confer upon any tenant, or anyone claiming under or through any tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by Tenant of its obligations hereunder, or under the Rules and Regulations.

ARTICLE 39

ESTOPPEL CERTIFICATE; MEMORANDUM

Section 39.01. At any time, and from time to time, upon not less than ten (10) days' prior notice by Landlord to Tenant, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing, known as a Tenant Estoppel Certificate, in form satisfactory to Landlord, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Fixed Rent and Additional Rent have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in the performance of any term, covenant or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Premises, or any part thereof, or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof.

Section 39.02. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum or Notice of Lease sufficient for recording. Such memorandum or Notice shall not state the Fixed Rent. Such Notice shall not, in any circumstance, be deemed to change or otherwise affect any of the terms, covenants and conditions of this Lease. Simultaneous therewith, Landlord shall require Tenant to execute a termination or release of said Notice, which shall be held in escrow by Landlord, to be recorded on the land records when said Lease either expires by its term or is otherwise terminated pursuant to the terms of this Lease.

Section 39.03. Upon Tenant's request, Landlord shall execute and deliver to Tenant a statement, in writing, clarifying to the status of the Lease, the rent under the Lease and all other relevant matters relating to Tenant's occupancy of the Premises.

ARTICLE 40

NOTICE OF ACCIDENTS

Section 40.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (a) any accident in or about the Premises or the Building, (b) all fires in or about the Premises, or the Building, (c) all damages to, or defects in the Building, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, or which constitutes Landlord's property; and (d) all damage to or defects in any parts or appurtenances of the Building's air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems.

ARTICLE 41

ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS; GOVERNING LAW; SEPARABILITY

Section 41.01. This Lease and the Exhibits attached hereto and made a part hereof contain the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. This Lease may

not be changed, modified or discharged, in whole or in part, except by a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

Section 41.02. Tenant expressly acknowledges that neither Landlord, nor Landlord's agents, has made, or is making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are, or shall be, acquired by Tenant by implication, or otherwise, unless expressly set forth in this Lease.

Section 41.03. This Lease shall be governed in all respects by the Laws of the State of Connecticut.

Section 41.04. Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform every covenant and agreement of this Lease to be performed by Tenant. If any term or provision of this Lease, or any application thereof, shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby.

ARTICLE 42

SECURITY DEPOSIT

Section 42.01. Tenant has deposited with Landlord the sum of Twenty-Six Thousand Two Hundred Nine and 34/100 ($26,209.34) Dollars, in a non-interest bearing account as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. In the event that Tenant defaults in respect of any of the material terms, provisions and conditions of this Lease, including without limitation, the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Fixed Rent, Additional Rent, or any other sum as to which Tenant is in default of, for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease including without limitation any damages or deficiency suffered by Landlord in re-letting the Premises, whether such damages or deficiency accrued before or after any summary proceedings or other re-entry by Landlord.

Section 42.02. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit, except as the same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant after the Expiration Date or such earlier termination date of this Lease and after Tenant has delivered the entire possession of the Premises to Landlord in accordance with all of the terms and provisions of this Lease.

Section 42.03. Tenant agrees that in the event Landlord applies any portion of the Security Deposit in accordance with the provisions of this Lease, Tenant will immediately reimburse or pay Landlord for the amount of the Security Deposit so applied so that the amount constituting the Security Deposit during the term of this Lease shall always be equal to the amount specified in Section 42.01.

Section 42.04. In the event of a sale of the Building or leasing of the Building, or of the portion of the Building in which the Premises are located, Landlord shall have the right to transfer the Security Deposit to the

vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

Section 42.05. Tenant further agrees that it will not assign or encumber or attempt to assign or encumber the moneys constituting the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

ARTICLE 43

CAPTIONS

Section 43.01. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease, nor the intent of any provision thereof.

ARTICLE 44

NOTICE OF DEFAULT

Section 44.01. Tenant agrees to give any Mortgagee and/or Trust Deed Holder, by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee and/or Trust Deed Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee and/or Trust Deed Holder shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within sixty (60) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE 45

UNAVOIDABLE DELAYS

Section 45.01. In the event Landlord shall be delayed in the performance of any act or obligation hereunder by reason of an Unavoidable Delay, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for a period equivalent to the period of such delay.

ARTICLE 46

HAZARDOUS WASTE

Section 46.01. As used in this Article 46, the phrase "Hazardous Materials" shall mean any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of Connecticut, or the United States of America, including, without limitation, any petroleum, petroleum products, fuel

oil, derivatives of Law, hazardous substances as defined under the comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. **9601 et. seq.) and any other element, compound, mixture, solution or substances that may be located at the Leased Premises or emanating from the Leased Premises and which are not being used in compliance with or which may give rise to liability under any Environmental Law.

As used in this Article 46, the term "Environmental Law" shall mean: any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, guidelines, policies, administrative orders, or requirements of any governmental agency or authority or any fire insurance underwriters regulating or imposing standards of liability or standards of conduct (including common law) with respect to, or otherwise applicable to, any Hazardous Materials, now or from time to time hereafter in effect. Such laws include, but are not limited to, the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substance Control Act ("TSCA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Occupational Safety and Health Act of 1970 (OSHA), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the hazardous Materials Transportation Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Safe Drinking Water Act, and Title 22a of the Connecticut General Statutes, and the regulations promulgated thereunder, all as amended and effective from time to time.

Section 46.02. Tenant covenants and agrees to at all times defend, indemnify and hold harmless Landlord, Landlord's partners, employees, agents, successors and assigns, from and against any and all penalties, fines, liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorney's fees, consultant fees, expert fees and costs of litigation), causes of action, suits, claims, demands or judgments of any nature arising during or after the term of this Lease out of or in connection with:

(i) Any Hazardous Materials located on, under or emanating from the Leased Premises out of or resulting from any act or omission by Tenant or Tenant's agents, employees, contractors, invitees, assignees or subtenants subsequent to the Commencement Date; and

(ii) Any failure at any time by Tenant or Tenant's agents, employees, contractors, invitees, assignees or subtenants to fully comply with any of the Environmental Laws now or hereafter from time to time in effect, or with the terms of any order lawfully issued by the Connecticut Department of Environmental Protection, the Federal Environmental Protection Agency or any other federal, state or municipal governmental body, authority, department or agency now or hereafter having any regulatory authority over environmental matters related to, arising out of or in connection with the Leased Premises or the use or occupancy of the Leased Premises by Tenant or any subtenant of Tenant or resulting from any act or omission by Tenant or Tenant's agents, employees, contractors, invitees, assignees or subtenants subsequent to the Commencement Date.

The identification contained in this Section 46.02 includes, without limitation, costs incurred in connection with the investigation of site conditions or any cleanup, repair, removal or detoxification work required by any federal, state or local governmental agency or authority.

Section 46.03. Landlord and Tenant shall give written notice to the other of (i) any communication from any governmental authority concerning any Hazardous Materials which relate to the Leased Premises, including, in the case of Tenant, any communication received by a subtenant of Tenant of which Tenant becomes aware, and (ii)

any contamination of the Leased Premises by Hazardous Materials or any other violation of any Environmental Law relating to the Leased Premises, which written notice shall in each case be given as soon as practicable after Landlord or Tenant, as the case may be, learns of such communication, contamination or violation.

Section 46.04. Tenant covenants and agrees that during the term of this Lease, neither Tenant nor any of Tenant's agents, employees, contractors, invitees, assignees or subtenants shall cause any Hazardous Materials to be brought upon, kept, or used in, on, or about the Leased Premises, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold so long as Tenant demonstrates to Landlord's satisfaction that such Hazardous Materials would be used, kept, stored, transported and disposed of in a manner that fully complies with all Environmental Laws, and would not substantially increase the risk of fire or other casualty to the Leased Premises.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

Signed, Sealed and Delivered
in the Presence of:

GORHAM ISLAND ASSOCIATES, LIMITED PARTNERSHIP
BY: GORHAM, L.L.C.

____

By:_______________________
Jamie K. Gerard
Its Manager

AMERICAN ENERGY GROUP, LTD

____

By:_______________________
Pierce Onthank
Its President

STATE OF CONNECTICUT }
} ss. Westport, March , 2006
COUNTY OF FAIRFIELD }

Personally appeared, JAMIE K. GERARD, the Manager of GORHAM, LLC, signer and sealer of the foregoing instrument, who acknowledged the same to be her free act and deed and the free act and deed of said LLC and of GORHAM ISLAND ASSOCIATES, LIMITED PARTNERSHIP.

____
Notary Public
My Commission Expires:

STATE OF CONNECTICUT }
} ss. Westport , 2006
COUNTY OF FAIRFIELD }

Personally appeared, Pierce Onthank, the President of American Energy Group, LTD signer and sealer of the foregoing instrument, who acknowledged the same to be his free act and deed and the free act and deed of said corporation.

____
Notary Public
My Commission Expires:

SCHEDULE A

Fixed Rent Schedule

		Monthly	Annual
INTIAL TERM	Commencing		
Year 1	April 1, 2006	$11,913.33	$142,960.00
Year 2	April 1, 2007	$12,211.17	$146,534.00
Year 3	April 1, 2008	$12,509.00	$150,108.00
Year 4	April 1, 2009	$12,806.83	$153,682.00
Year 5	April 1, 2010	$13,104.67	$157,256.00
EXTENSION TERM			
Year 1	April 1, 2011	$13,402.50	$160,830.00
Year 2	April 1, 2012	$13,700.33	$164,404.00
Year 3	April 1, 2013	$13,998.17	$167,978.00
Year 4	April 1, 2014	$14,296.00	$171,552.00
Year 5	April 1, 2015	$14,593.83	$175,126.00

EXHIBIT D

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Demised Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of the Demised Premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color and attached in the manner approved by Landlord.

3. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Demised Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge expenses incurred in such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and directory tablet shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4. The sashes, sash doors, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other activities be placed on the windowsills.

5. No showcases or other articles shall be put in front or affixed to any part of the exterior of the Building, nor placed in the halls, corridors and vestibules.

6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish, rages, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

7. No tenant shall mark, paint, drill into, or in any way deface, any part of the Demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises.

8. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises.

9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Demised Premises by any tenant which would unreasonably impair or interfere with the use or enjoyment by any other tenant of any other space in the Building. No tenant shall throw anything out of the doors, windows or down the passageways.

10. Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Demised Premises any hazardous matters.

11. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to the Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the reasonable cost thereof.

12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its Agent may determine from time to time. Any moving into or out of the Demised Premises must be done after 5:30 p.m. on Business Days or on weekends.

13. Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or sale of beer, wine or liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Demised Premises, except those actually working for tenant on the Demised Premises. Tenant shall not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used for manufacturing, or sale at auction of merchandise, goods or property of any kind.

14. Tenant shall not obtain, purchase or accept for use in the Demised Premises ice, drinking water, food, beverage, towel, barbering, boot blacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places, within the Demised Premises, and under such regulations as may be fixed by Landlord. Tenants shall not purchase or contract for waxing, rug shampooing, venetian blind washing, furniture polishing, lamp serving, cleaning of electric fixtures, removal of garbage or towel service in the Demised Premises except from companies or persons approved by the Landlord.

15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which in Landlord's reasonable judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

16. Tenant, before closing and leaving the Demised Premises at any time, shall endeavor to see that all lights are turned off. All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

17. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while providing janitor service or other cleaning in the Demised Premises and while making repairs or alterations in and to the Demised Premises.

18. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

19. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

21. There shall not be used in any space, or in the public halls of the Building, either by a tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. Any moving company used shall protect the floor by utilizing masonite sheets which will extend the entire distance from the truck through the lobby, into the elevator and to their space.

22. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance.

23. Tenant shall endeavor to cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing blinds when the sun's rays fall directly on the windows of the Demised Premises.

24. Tenant will erect a building standard sign on the outside of its premises at its own expense.

25. Landlord reserves the right to rescind, alter or waive any rule or regulations at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

EXHIBIT E

RULES FOR SHARED THIRD FLOOR CONFERENCE ROOM

1. Both Tenants shall be entitled to substantially equal use of the Conference Room.

2. There shall be a sign-up sheet outside the Conference Room which shall be used to book the room for specific times.

3. The Conference Room shall be available to both Tenants on a first come, first serve basis for up to one-half of the business days in any week by reserving time on the sign-up sheet not more than two weeks in advance.

4. If the Conference Room is being used unequally by one Tenant to the detriment and over the objection of the other, Landlord reserves the right to divide the business week equally and allocate specific days and times to each Tenant.

5. Each party using the Conference Room shall be responsible to clean it after each use and remove all garbage and debris.